Exhibit 10.1

AMENDED AND RESTATED PROMISSORY NOTE

Borrower:	RRF Limited Partnership 1615 E Northern Avenue, #102 Phoenix, AZ 85020	Lender:	Rare Earth Financial, L.L.C. 1615 E Northern Avenue, #102 Phoenix, AZ 85020

PROMISE TO PAY: RRF Limited Partnership (“Borrower”) promises to pay Rare Earth Financial, L.L.C. (“Lender”), or order, the principal amount of $1,000,000, or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance.

This Amended and Restated Promissory Note amends and restates (and supersedes and replaces) in its entirety that certain Promissory Note dated March 1, 2006 by Borrower to Lender (the “Original Note”) in order to increase the principal amount of the Original Note.

PAYMENT: Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on March 1, 2008. In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning on April 1, 2006, with all subsequent interest payments to be due on the same day of each month thereafter. Payments shall be applied first to any charges or sums (other than principal and interest) due and payable by Borrower, second to accrued and unpaid interest on the principal balance hereof, and then to further reduce the principal balance of this promissory note (“note”).

INTEREST RATE: The interest rate of this note shall be fixed at 7.0% per annum.

INTEREST CALCULATION: The annual interest rate for this note is computed on a 360-day year.

COLLATERAL: Borrower acknowledges that this note is secured by 49.0% of the units held by RRF Limited Partnership in Tucson Saint Mary’s Suite Hospitality L.L.C.

LINE OF CREDIT: This note evidences a revolving line of credit. Advances under this note may be requested orally by Borrower or as provided in this paragraph. All oral requests shall be confirmed in writing on the day of the request. All communications are to be directed to the Lender’s office shown above. The following persons are authorized to request advances on the line of credit on behalf of the Borrower: Chief Financial Officer and Executive Vice President. Borrower agrees to be liable for all sums advanced in accordance with the instructions of the authorized persons. Lender will have no obligation to advance funds under this note if: (A) Borrower is in default under this note; or (B) Borrower ceases doing business or is insolvent.

PREPAYMENT: At any time during the term of this note, Borrower may prepay all or part of the unpaid principal amount of the note, together with any accrued and unpaid interest thereon and any other sums or charges due hereunder without any prepayment premium or penalty.

SUBORDINATION: The Lender agrees that (i) the indebtedness evidenced by this note is and shall be subordinated in right of payment, to the extent and in the manner provided herein, to the prior payment in full of any indebtedness under the Trust's loans or lines of credit, whether heretofore or hereafter made or entered into, with commercial banks or other entities engaged principally in the business of lending money (each a "Senior Lender"), and (ii) the security interest referred to above in the paragraph titled "Collateral" is and shall be subject and subordinate in all respects to any liens, terms, covenants and conditions of any secured loans or lines of credit with Senior Lenders, whether heretofore or hereafter made or entered into, and to all advances thereunder, whether heretofore or hereafter made pursuant to such loans or lines of credit. The Lender agrees that during the term of this note it will not commence, or join with any other creditor in commencing any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings with respect to the Borrower, without each Senior Lender's prior written consent.

Borrower hereby waives for itself and, to the fullest extent not prohibited by applicable law, for any subsequent lienor, any right Borrower may now or hereafter have under the doctrine of marshaling of assets or otherwise which would require Lender to proceed against certain property before proceeding against any other property.

DEFAULT: Borrower hereby agrees that in the event part of the principal or interest is not paid when due or the entire note is not paid when due, then the rate of interest on this note shall, at the election of Lender upon ten (10) days prior written notice, be increased to nine and 00/100 percent (9.00%) per annum or the highest rate for which the parties may agree under applicable law, whichever is less (the “Default Rate”). Borrower shall be obligated thereafter to pay interest on the then unpaid principal balance of the note at the Default Rate, both before and after judgment, to be computed from the due date through and including the date of actual receipt of the overdue payment, whether a payment of interest or the entire note. Nothing herein shall be construed as an agreement or privilege to extend the date of the payment or any installment or the entire note, or as a wavier of any other right or remedy accruing to Lender.

In the event that any regular monthly installment of principal and interest herein provided shall not be received by Lender on the date such payment is due, Lender shall have the right to assess Borrower a late payment charge in the amount of one-half percent (.5%) of such overdue monthly installment, which shall become due to Lender for the additional cost incurred by Lender by reason of such nonpayment. The Default Rate will only accrue for periods of delinquent installments except for when Lender accepts late payments of installments accompanied by a late payment charge as specified above.

Upon any of the following Events of Default, at the election of Lender, the entire unpaid principal balance of the note, together with all accrued but unpaid interest thereon at the Default Rate and all other sums or charges due hereunder, shall become due and payable:

(a)	Borrower’s failure to pay when due any installment required to be paid hereunder, on or before the tenth (10th) day following the applicable due date;

(b)	Borrower’s failure to pay when due any other payment required to be paid under this note, subject to any notice and applicable grace period, if any;

(c)	Borrower’s breach of any other covenant or agreement herein and such breach remains uncorrected at the expiration of any applicable grace period expressly provided for herein;

(d)	Any creditor’s proceeding in which Borrower consents to the appointment or a receiver or trustee for any of its property;

(e)
If any order, judgment or decree shall be entered, without the consent of Borrower, upon an application of a creditor approving the appointment of a receiver or trustee for any of its property, and such order, judgment, decree, or appointment is not dismissed or stayed with an appropriate appeal bond within sixty (60) days following the entry or rendition thereof; or if Borrower (i) makes a general assignment for the benefit of creditors, (ii) fails to pay its debts generally as such debts become due, (iii) is found to be insolvent by a court of competent jurisdiction, (iv) voluntarily files a petition in bankruptcy or a petition or answer seeking readjustment of debts under any state or federal bankruptcy or like law, or (v) any such petition is filed against Borrower and is not vacated or dismissed within sixty (60) days after filing thereof;

(f)	Borrower and Lender agree that no event of default has occurred by effect of (a) through (e) above if the event is a result of law or violates any other agreements agreed upon by Borrower and Lender.

The Lender agrees to deliver a written notice of each Event of Default hereunder to each Senior Lender within five business days after the occurrence of such Event of Default. Each Senior Lender, individually or collectively, shall have the right, but not the obligation, to cure any such Event of Default within the same time period for curing a default which is given to the Borrower under this note, except that the Senior Lender's time period for cure shall begin on the date on which it receives notice of the Event of Default. All amounts advanced or expended by the Senior Lender to cure an Event of Default shall be deemed to have been advanced by the Senior Lender pursuant to the terms of its loan or line of credit documents. If an Event of Default occurs and is continuing, the Lender agrees that, without each Senior Lender's prior written consent, it will not exercise any rights or remedies it may have under this note, including, but not limited to accelerating this note, appointing (or seeking the appointment of) a receiver or exercising any other rights or remedies hereunder unless and until it has given each Senior Lender at least 30 days' prior written notice.

Notice of election of remedies by Lender is hereby expressly waived as part of the consideration for this loan. Nothing contained herein shall be construed to restrict the exercise of any other rights or remedies granted to Lender hereunder upon the failure of Borrower to perform any provision hereof.

If this note is not paid when due, whether at maturity or by acceleration, Borrower promises to pay all costs incurred by Lender, including without limitation reasonable attorney’s fees to the fullest extent not prohibited by law, and all expenses incurred in connection with the protection or realization of any collateral, whether or not suit is filed hereon or on any instrument granting a security interest.

Borrower hereby expressly acknowledges and represents that the indebtedness is for a business purpose and not consumer or household purposes.

Borrower hereby waives demand, presentment for payment, protest, notice of protest, notice of non-payments and any and all lack of diligence or delays in collection or enforcement of this note, and expressly consents to any extension of time of payment hereof, release of any party primarily or secondarily liable hereunder or any of the security for this note, acceptance of other parties to be liable for any of the note or of other security therefor, or any other indulgence or forbearance which may be made, without notice to any party and without in any way affecting the liability of any party.

No failure by Lender to exercise any right hereunder shall be construed as a waiver of the right to exercise the same or any other right any time or from time to time thereafter.

This note shall be construed and enforced according to, and governed by, the laws of the State of Arizona.

Any notice required hereunder shall be in writing, and shall be given to the receiving party by personal delivery or certified mail, postage prepaid, return receipt requested, as follows:

if to Lender, then addressed to Lender at 1615 East Northern Avenue, Suite 102, Phoenix, Arizona 85020, (Tel. (602) 944-1500, Fax (602) 678-0281, with a copy to James W. Reynolds, Esq., Dillingham Cross, P.L.C., 5080 North 40th Street, Suite 335, Phoenix, Arizona 85018, (Tel. (602) 468-1811, Fax (602) 468-0442);

if to Borrower, then addressed to Borrower at 1615 East Northern Avenue, Suite 102, Phoenix, Arizona 85020, Attn: Chief Financial Officer (Tel. (602) 944-1500, Fax (602) 678-0281), with a copy to James B. Aronoff, Esq., Thompson Hine LLP, 3900 Key Center, 127 Public Square, Cleveland, Ohio 44114 (Tel. (216) 566-5500, Fax (216) 566-5800).

Any party may be given notice in writing to designate another address as a place for service of notice. Such notices shall be deemed to be received when delivered, if delivered in person, or seven (7) business days after deposited in the United States mails, if mailed as herein above provided.

By acceptance of this note, Lender agrees that, upon payment in full of the then unpaid principal balance of this note, together with all unpaid interest and other sums payable to Lender under this note, (a) this note shall be fully satisfied, and (b) Lender shall promptly mark this note as being paid in full, satisfied and discharged and shall return the same to Borrower.

Original Note Dated: March 1, 2006
Amended and Restated Note Dated: December 1, 2006

RARE EARTH FINANCIAL, L.L.C., an                                 RRF LIMITED PARTNERSHIP, a
Arizona limited liability company                                 Delaware limited partnership,

                            By InnSuites Hospitality Trust, General
                            Partner, an Ohio real estate investment trust

By: /s/ James F. Wirth                                     By: /s/ Marc E. Berg
Name: James F. Wirth                                    Name: Marc E. Berg
Title: Manager                                       Title: Executive Vice-President